Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 16, 1996 included in Marriott International, Inc.'s annual report on Form 10-K for the year ended December 29, 1995 (File No. 1-12188) in Health and Retirement Properties Trust's Form 10-K, and into Health and Retirement Properties Trust's previously filed Registration Statements File Nos. 33-53173 and 33-62135, and to all references to our Firm included in these registration statements.


                                                     /s/ Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP


Washington, D.C.
March 29, 1996